                               OPERATING AGREEMENT
                                       OF
                                   QUOIN, LLC

         This Operating Agreement (this "Agreement") of QUOIN, LLC, a Delaware limited liability company (the "Company"), is entered into as of the 19th day of September, 2003 by and between Jarden Corporation (the "Member") and the Company.

         Pursuant to and in accordance with the Limited Liability Company Act of the State of Delaware, as amended from time to time (the "LLCA"), the Member and the Company hereby agree as follows:

         1. NAME. The name of the limited liability company shall be QUOIN, LLC.

         2. OFFICE. The principal office of the Company shall be located at 555 Theodore Fremd Avenue, Rye, New York 10580 or such other place or places as the Member shall determine.

         3. TERM. The term of the Company commenced as of the date of filing of the Certificate of Formation of the Company with the Secretary of State of the State of Delaware and the Company shall be dissolved and its affairs wound up as provided in said Certificate, in this Agreement, or as otherwise provided in the LLCA.

         4. PURPOSE. The Company is formed for the purpose of engaging in any lawful act or activity for which limited liability companies may be organized under the LLCA and engaging in any and all activities necessary or incidental to the foregoing.

         5. MEMBER. The name and the mailing address of the Member is as follows:

                   Name                               Address
                   ----                               -------

                   Jarden Corporation                 555 Theodore Fremd Avenue
                                                      Rye, NY 10580

              The Member is authorized to admit additional members and/or create different classes of members.

         6. MANAGEMENT; POWERS. The business and affairs of the Company shall be managed by the Member. The Member is authorized to execute any and all documents on behalf of the Company necessary or appropriate in connection with the acquisition, financing, operation, management or development of any property of the Company. The Member may appoint one or more officers who shall be authorized to exercise such of the Member's rights and power as designated by the Member.

         7. ACTION BY WRITTEN CONSENT. Whenever the Member is required or permitted to take any action by vote or consent, action may be taken without a meeting, without prior notice and without a vote, if written consent or consents setting forth the action taken are signed by the Member or any officers appointed by the Member, and are delivered to the office of the Company, its principal place of business, or an employee or agent of the Company.

         8. CAPITAL CONTRIBUTIONS. The initial capitalization of the Company by the Member is set forth on Schedule A.


         9. ADDITIONAL CONTRIBUTIONS. The Member is not required to make any additional capital contribution to the Company, provided however, that additional capital contributions may be made at such time and in such amounts as the Member shall determine.

         10. MEMBER LOANS. If, at any time, additional funds are needed by the Company beyond the capital contributed by the Member, the Member may from time to time make voluntary loans to the Company.

         11. ALLOCATION OF PROFITS AND LOSSES. The Company's profits and losses shall be allocated to the Member as set forth on Schedule A.

         12. DISTRIBUTIONS. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member and in accordance with the same percentages as profits and losses are allocated.

         13. ADMISSION OF ADDITIONAL MEMBERS. The Member may cause the Company to admit one or more additional members to the Company.

         14. LIABILITY OF MEMBERS. The Member shall not have any liability for the obligations or liabilities of the Company.

         15. EXCULPATION OF MEMBER. The Member shall not be liable to the Company for any breach of duty in such capacity, unless otherwise required by law.

         16. INDEMNIFICATION. The Company shall indemnify and hold harmless the Member, and all members, officers, representatives and other agents of the Member, to the fullest extent permitted by law from and against any and all losses, claims, damages, liabilities, expenses (including legal and other professional fees and disbursements), judgments, fines, settlements and other amounts (collectively, the "Indemnification Obligations") arising from any and all claims, demands, actions, suits or proceedings, actual or threatened, in connection with the management of the business of the Company.

         17. GOVERNING LAW. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Operating Agreement.



                             QUOIN, LLC,
                             the Company

                             By: /s/ Desiree DeStefano
                                -----------------------
                                Name:  Desiree DeStefano
                                Title: Vice President



                             JARDEN CORPORATION,
                             Member

                             By: /s/ Desiree DeStefano
                                -----------------------
                                Name:  Desiree DeStefano
                                Title: Senior Vice President

                                   SCHEDULE A


--------------------- ---------------------------------- -------------------------------------------
NAME                        CAPITAL CONTRIBUTION              ALLOCATION OF PROFITS AND LOSSES
--------------------- ---------------------------------- -------------------------------------------
Jarden Corporation             $70,940,405                                  100%
--------------------- ---------------------------------- -------------------------------------------